                                                               Exhibit 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of SkyWay Communications Holding Corp.
(the "Company") on Form 10-KSB for the period ending April 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"),
I, James Kent, acting in the capacity as the Chief Executive Officer and Chief
Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002, that:

        (1) The Report fully complies with the requirements of section 13(a) or
            15(d) of the Securities Exchange Act of 1934; and

        (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the
            Company.

Date:  July 29, 2004                                  /s/ James Kent
                                                      James Kent
                                                      CEO and CFO